                                                                    Exhibit 99.1


                  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Corporate Property Associates 15 Incorporated (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Co-Chief Executive Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   William Polk Carey                   /s/  Gordon F. DuGan
      --------------------------------          --------------------------
      William Polk Carey                        Gordon F. DuGan
      Chairman                                  Vice Chairman
      (Co-Chief Executive Officer)              (Co-Chief Executive Officer)
              3/24/03                                    3/24/03
      --------------------------------          --------------------------
      Date                                      Date